As filed with the Securities and Exchange Commission On August 6, 2002 Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              VIEWPOINT CORPORATION
               (Exact name of issuer as specified in its charter)

                DELAWARE                              95-4102687
      (State or other jurisdiction        (IRS Employer Identification No.)
    of incorporation or organization)

                               498 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
               (Address of Principal Executive Offices) (Zip Code)

                      VIEWPOINT CORPORATION 1995 STOCK PLAN
                           (Full titles of the plan)

                               BRIAN J. O'DONOGHUE
                          GENERAL COUNSEL AND SECRETARY
                               498 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
                                 (212) 201-0800

           (Name, address, and telephone number of agent for service)

                                    Copy to:
                       MILBANK, TWEED, HADLEY & MCCLOY LLP
                             1 CHASE MANHATTAN PLAZA
                            NEW YORK, NEW YORK 10005
                       ATTENTION: ALEXANDER M. KAYE, ESQ.

                                               CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                                           Proposed Maximum    Proposed Maximum
                                          Amount To Be      Offering Price         Aggregate              Amount of
Title of Securities To Be Registered     Registered (1)     Per Share (2)     Offering Price (2)     Registration Fee (3)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per         7,250,000            $4.03             $29,217,500             $2,688.01
share
-------------------------------------------------------------------------------------------------------------------------

(1) Plus an indeterminate number of additional shares which may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The proposed maximum aggregate offering price per share with respect to the 7,250,000 shares authorized and reserved for issuance under the Viewpoint Corporation 1995 Stock Option Plan has been estimated to be the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 5, 2002, within five (5) business days prior to the date of this Registration Statement.

(3) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, which states that the fee shall be "$92 per $1,000,000 of the maximum aggregate price at which such securities are proposed to be offered." The Registration Fee is therefore calculated by multiplying the aggregate offering or sales amount by 0.000092.

                                     PART I


                  On June 29, 2000, the Board of Directors of VIEWPOINT CORPORATION (the "Registrant") approved an amendment to the Registrant's 1995 Stock Plan (the "Plan"), to, among other things, increase the maximum amount of shares of Common Stock, $0.001 par value per share (the "Shares"), of the Registrant, reserved for issuance under the Plan by 7,250,000 Shares, from 4,500,000 to 11,750,000 Shares. The stockholders of the Registrant approved the amendment to the Plan at the Registrant's Annual Meeting of Stockholders held on November 28, 2000. This Registration Statement has been filed to register the additional 7,250,000 Shares issuable pursuant to options to be granted under the Plan, as so amended.

                  The 7,250,000 additional Shares to be registered by this Registration Statement are of the same class as those securities covered by the Registrant's previously filed Registration Statement on Form S-8 filed on September 9, 1999 (Registration No. 333-86817) (the "Prior Registration Statement"). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including the periodic reports that the Registrant filed after the dates of the Prior Registration Statement to maintain current information of the Registrant, are incorporated herein by reference.

                                     PART II

Exhibits
--------
 4.1    Viewpoint Corporation 1995 Stock Plan, as amended.

 5.1    Opinion of Milbank, Tweed, Hadley & McCloy LLP.

23.1    Consent of Milbank, Tweed, Hadley & McCloy LLP (included in
        Exhibit 5.1).

23.2    Consent of PricewaterhouseCoopers LLP, independent public accountants.

24.1    Power of Attorney (included in signature pages).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 6th day of August, 2002.


                                  VIEWPOINT CORPORATION


                                  By   /s/ Robert E. Rice
                                    -------------------------------------
                                    Robert E. Rice
                                    President and Chief Executive Officer


                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby appoints Robert E. Rice and Brian J. O'Donoghue and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

                  Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                         Title                                     Date
             ---------                                         -----                                     ----
/s/ Robert E. Rice                    President, Chief Executive Officer and Director           May 31, 2002
------------------------
Robert E. Rice

/s/ Thomas Bennett                    Director                                                  May 31, 2002
------------------------
Thomas Bennett

/s/ Bruce Chizen                      Director                                                  May 29, 2002
------------------------
Bruce Chizen

/s/ Samuel H. Jones, Jr.              Director                                                  May 28, 2002
------------------------
Samuel H. Jones, Jr.

/s/ Lennert J. Leader                 Director                                                  May 31, 2002
------------------------
Lennert J. Leader

/s/ Anthony Pane                      Senior Vice President and                                 May 31, 2002
------------------------              Chief Financial Officer
Anthony Pane                          (Principal Financial and
                                      Accounting Officer)


                                  EXHIBIT INDEX


Exhibit No.                      Description
-----------                      -----------
4.1 Viewpoint Corporation 1995 Stock Plan, as amended on November 28, 2000 (incorporated by reference from Exhibit 10.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 filed on March 30, 2001 (File No. 000-27168)).

5.1      Opinion of Milbank, Tweed, Hadley & McCloy LLP.

23.1     Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit
         5.1).

23.2     Consent of PricewaterhouseCoopers LLP, independent public accountants.

24.2     Power of Attorney (included in signature pages).